                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                          STATE OF
                                                                                          PERCENTAGE    INCORPORATION
                                                                                              OF             OR
                   PARENT                                   SUBSIDIARY                    OWNERSHIP     ORGANIZATION
    --------------------------------------    -----------------------------------------  ------------  ---------------
    ITLA Capital Corporation                  Imperial Thrift and Loan Association          100%         California

    ITLA Capital Corporation                  ITLA Funding Corporation                      100%          Delaware

    ITLA Funding Corporation                  ITLA Servicing Corporation                    100%          Delaware

    ITLA Funding Corporation                  ITLA Commercial Warehouse Corporation         100%          Delaware

    ITLA Capital Corporation                  ITLA Management Corporation                   100%          Delaware

    ITLA Management Corporation               ITLA Commercial Investment Corporation        100%          Maryland

    ITLA Commercial Investment Corporation    ITLA Commercial Securitization Corporation    100%          Delaware



                                       90